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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Inamed Corporation

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Inamed Corporation and subsidiaries of our report dated February 19, 2004 relating to the consolidated balance sheets of Inamed Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 31, 2003, Annual Report on Form 10-K of Inamed Corporation and subsidiaries. Our report refers to our audit of the adjustments that were applied to restate the 2001 consolidated financial statements and to the inclusion of certain transitional disclosures in such 2001 consolidated financial statements, both as more fully described in Notes 1 and 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures. Our report also refers to a change in the method of accounting for the impairment of goodwill and other intangible assets.

/s/ KPMG, LLP
Los Angeles, California
July 20, 2004

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  EXHIBIT 23.1